UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): February 3, 2011

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-33284	04-0562086
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Second Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, Including Zip Code)

(617) 492-5554

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on December 9, 2010, Molecular Insight Pharmaceuticals, Inc. (the “Company”) filed a voluntary petition in the United States Bankruptcy Court for the District of Massachusetts (the “Court”) seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code, Case No. 10-23355. The Company continues to operate its business and manage its properties as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. The Company’s Chapter 11 Case is pending before the Honorable Frank J. Bailey. As part of the Chapter 11 filing, the Company submitted to the Court that certain Investment Agreement entered into on December 9, 2010 between the Company and Savitr Capital LLC, a private investment company (“Savitr”). Under the Investment Agreement, as amended by the order of the Court entered on January 20, 2011, Savitr is committed to invest $45 million in the Company, to be effected through a corporate reorganization under the Chapter 11 filing.

On February 3, 2011, the Company and Savitr entered into a Second Amendment to The Investment Agreement (the “Second Amendment”), under which Savitr would purchase 90,000,000 shares of the Company’s common stock for $45 million investment, representing 100% of the Company’s equity capital. The investment is conditioned upon the replacement of the Company’s approximately $195,000,000 of existing Senior Secured Floating Rate Bonds due 2012 (the “Bonds”), including all accrued “pay in kind” interest, by up to $120,000,000 principal amount of new senior secured notes, which would be issued in several tranches, subject to certain conditions. The holders of Bonds will not receive any of the Company’s common stock. The Second Amendment also provides for certain limitations on the amount of investments that may be made by the Company to develop Onalta™, a drug candidate, in Europe. The Second Amendment was submitted to the Court along with the plan of reorganization, disclosure statement and related procedural pleadings on February 3, 2011.

The Savitr investment is subject to a number of additional conditions, including the emergence of the Company from its corporate restructuring by April 15, 2011, adherence to a cash collateral budget, satisfactory resolution of various issues related to Onalta, as well as certain bankruptcy-related preconditions, including the entry of certain final orders by the Bankruptcy Court incorporating, among other items, a confirmation order related to the Company’s plan of reorganization, and the Court’s approval of the Second Amendment.

The description of the Second Amendment is qualified in its entirety by reference to the full text of such amendment, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amendment to The Investment Agreement, between Molecular Insight Pharmaceuticals, Inc. and Savitr Capital LLC, dated February 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 8th day of February, 2011.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

By:	/s/ Mark A. Attarian
	Name:	Mark A. Attarian
	Title:	Interim Executive Vice President and
Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Exhibit Description

10.1	Second Amendment to The Investment Agreement, between Molecular Insight Pharmaceuticals, Inc. and Savitr Capital LLC, dated February 3, 2011.